UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2018

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-36436	95-3015862
(Commission File Number)	(IRS Employer Identification No.)
250 Coromar Drive, Goleta, California	93117
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Thomas A. George as Chief Financial Officer

As previously announced, Thomas A. George is stepping down as Chief Financial Officer of Deckers Outdoor Corporation (the “Company”). The effective date of his departure is expected to be July 16, 2018 (the “Separation Date”).

Following the Separation Date, the Company anticipates that Mr. George will provide consulting services to the Company for the principal purpose of assisting in the orderly transition of his roles and responsibilities. In connection with his departure, the Company entered into a Consulting Agreement and General Release (the “Consulting Agreement”) with Mr. George on June 15, 2018. Under the terms of the Consulting Agreement, Mr. George will provide consulting services from July 16, 2018 until the earliest to occur of (i) March 31, 2019, (ii) fifteen (15) days following the delivery of written notice by Mr. George to the Company, and (iii) immediately upon the Company delivering written notice to Mr. George regarding an uncured material breach of any of his obligations under the Consulting Agreement, or under his confidentiality agreement with the Company (such period the “Consulting Period”). The Consulting Agreement will supersede and replace in full the Change of Control and Severance Agreement, dated as of January 1, 2010, by and between the Company and Mr. George.

The Consulting Agreement provides that the Company will, among other things, pay Mr. George (i) any base salary that has accrued but was not paid as of the Separation Date, (ii) for any accrued by unused vacation days as of the Separation Date, (iii) reimbursement for expenses reasonably incurred in connection with his employment with the Company during the period prior to the Separation Date, (iv) any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or any benefits required to be paid or provided under applicable law, (v) a pro-rated portion of the target amount of the cash incentive bonus payable with respect to the fiscal year ending March 31, 2019, in accordance with the executive compensation policies and programs in effect on the Separation Date, based on his actual length of service to the Company during the fiscal year, (vi) severance equal to 12 months of his base salary (in effect on the Separation Date), which will be mitigated on a dollar-for-dollar basis for income received by him during the 12 months following the Separation Date (subject to certain exceptions as set forth in the Consulting Agreement), which payments will cease if Mr. George accepts employment or another professional relationship with a competitor of the Company or breaches a material term of the Consulting Agreement, and (vii) COBRA group health insurance premiums for Mr. George and his eligible dependents until the first anniversary of the Separation Date, unless sooner terminated in accordance with the terms of the Consulting Agreement.

In addition, any equity awards previously granted to Mr. George by the Company, including any restricted stock unit awards or performance stock options, to the extent such awards were outstanding on the Separation Date (such awards, collectively, the “Equity Awards”), will remain outstanding subject to and consistent with the terms of the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) and the award agreements pursuant to which the Equity Awards were granted. During the Consulting Period, Mr. George will continue to perform “Continuous Service” to the Company for purposes of the Equity Awards.

Mr. George’s receipt of the aforementioned payments and other benefits is conditioned upon the effectiveness of a general release of claims in favor of the Company that is included within the Consulting Agreement, as well as his compliance with the confidentiality, non-competition, non-solicitation, non-disparagement and other standard covenants set forth in the Consulting Agreement. In particular, Mr. George has agreed not to accept employment from, or engage in any professional relationship with, any competitor of the Company or any of its subsidiaries, or to otherwise engage in any business activity that is competitive with the Company or any of its subsidiaries, until the termination of the Consulting Agreement. Mr. George has also agreed to indemnify the Company for losses arising out of the Consulting Agreement and the provision of consulting services to the Company thereunder.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consulting Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of Steven J. Fasching as Chief Financial Officer

On June 15, 2018, the Company announced that Steven J. Fasching has been appointed as Chief Financial Officer effective July 16, 2018.

Mr. Fasching, age 50, has served as the Company’s Senior Vice President, Corporate Strategy, Planning & Investor Relations since February 2018. Mr. Fasching previously served as the Company’s Vice President, Strategy & Investor Relations from January 2016 to February 2018, and as Vice President, Strategic Financial Planning from August 2011 to January 2016. Mr. Fasching has over 27 years of experience in long-term financial and strategic planning and creating and leading the analytical engine of multi-billion dollar organizations. Immediately prior to joining the Company, Mr. Fasching served for five years as the Director, Finance & Assistant Controller of Princess Cruises, a cruise line owned by Carnival Corporation, where he had been promoted through a number of finance-related positions since September 1990, including Director of Financial Planning, among others. Mr. Fasching holds a B.S. degree in Business Administration from Pepperdine University and an M.B.A. from The Anderson School of Management at UCLA. He also completed The Executive Program for Prospective CFOs through the University of Chicago Booth School of Business.

In connection with his appointment, Mr. Fasching and the Company have entered into a customary offer letter. Pursuant to the offer letter, Mr. Fasching’s employment with the Company is expressly “at will.” Effective as of July 16, 2018, Mr. Fasching will be entitled to an annual base salary of $400,000. In addition, for fiscal 2019, Mr. Fasching will be eligible to receive a pro-rated cash incentive bonus which is targeted at 75% of his annual base salary, subject to achieving performance objectives to be determined by the Compensation Committee of the Board (the “Compensation Committee”). In addition, the Compensation Committee will consider equity grants pursuant to the Company’s 2015 Stock Incentive Plan for Mr. Fasching relating to his appointment as Chief Financial Officer at a later date in accordance with the Compensation Committee’s annual compensation review for executive officers. The Company advises that once those terms are finalized by the Compensation Committee, the Company will file an additional Current Report on Form 8-K to disclose the material terms.

Mr. Fasching and the Company have entered into the Company’s standard form of Change of Control and Severance Agreement providing for severance pay in the circumstances described in the agreement. The form of Change of Control and Severance Agreement was previously filed in substantially similar form with the Securities and Exchange Commission on May 30, 2017 as Exhibit 10.19 to the Company’s Annual Report on Form 10-K.

No Arrangements / No Family Relationships / No Related Party Transactions

There are no arrangements or understandings between Mr. Fasching and any other person pursuant to which he was selected to serve as Chief Financial Officer. There are no family relationships between Mr. Fasching and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Except for his existing employment relationship with the Company and the compensation arrangements arising in connection therewith, there are no relationships involving Mr. Fasching that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.
A copy of the press release announcing the appointment of Mr. Fasching as Chief Financial Officer of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits.
(d)    Exhibits. The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Consulting Agreement and General Release, dated June 15, 2018 and effective July 16, 2018, entered into by and between Deckers Outdoor Corporation and Thomas A. George.

99.1	Press release, dated June 15, 2018, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2018

Deckers Outdoor Corporation
/s/ Thomas Garcia
Thomas Garcia, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement and General Release, dated June 15, 2018 and effective July 16, 2018, entered into by and between Deckers Outdoor Corporation and Thomas A. George.
99.1	Press release, dated June 15, 2018, issued by the Company.